Constellium Issoire

Constellium Neuf Brisach

Constellium Extrusions France

Comstellium International

Constellium Switzerland AG

Subject: Constellium Factoring Agreement - Change in relation to benchmarks – Letter Amendment

Dear Sir or Madam,

We are referring to the factoring agreement dated 4 January 2011 as amended from time to time, including by an amendment and restatement agreement entered into on 21 July 2022 (the "**Agreement**").

Unless otherwise defined in this letter, capitalized words and expressions defined in the Agreement shall have the same meaning in this letter.

As part of the July 2022 amendment, it was agreed between us that the USD LIBOR reference rate, used for the calculation of the SFC Rate, should be replaced by a rate based on the Secured Overnight Financing Rate. The purpose of this letter is to formalize the agreement reached in 2022 by the parties to the Agreement in respect of such replacement.

The parties to the Agreement agreed that, with effect as of June 1st, 2023, all terms specifying, or references to, USD LIBOR or LIBOR rate in the Agreement shall be construed as references to the SOFR[1] 3 Months Term[2].

As a reminder, under the terms of our Agreement, the benchmark rate used for calculating the SFC Rate may not be negative.

All other provisions of the Agreement, in particular those applicable to the benchmark or rates under the Agreement (margin, negative benchmark rate threshold of zero, financing commission rate calculation formula, etc...), remain unchanged and the rate revision as provided for in clause 18.5 of the Agreement shall apply as contractually specified. The amendments specified herein do not under any circumstances imply any novation of your Agreement which has not been renegotiated and all of whose terms remain in full force and effect as amended hereby.

We hereby request that you formally confirm your agreement to the amendments specified herein by counter-signing this letter.

1SOFR (Secured Overnight Financing Rate) is a benchmark rate calculated overnight by reference to actual transactions executed on the US Dollars monetary market. It reflects the average interest rate at which banking establishments in United States of America lend to each other overnight. The Federal Reserve Bank of New York calculates the SOFR and publishes it daily at 8.00 am, except on non-business days. SOFR rates may be obtained from the website of Federal Reserve Bank of New York.

2 SOFR 3 Months Term is a benchmark term rate based on the SOFR and administered by CME Group Benchmark Administration Limited (CBA), as displayed on the page of CME Group Benchmark Administration Limited (CBA).

In any event, please do not hesitate to contact us. Your usual contacts are at your disposal for any further information you may require.

Yours faithfully,

Executed in Paris la Défense, on 31 May 2023

Factofrance

Signature Nicolas NORMANT

Agreed on ________________ 2023 by :

Constellium Issoire, as Seller

By:

Title: MARK KIRKLAND GROUP TREASURER — Christel Sahyoun Deputy Treasurer

Constellium Neuf Brisach, as Seller

By:

Title: MARK KIRKLAND GROUP TREASURER — Christel Sahyoun Deputy Treasurer

Constellium Extrusions France, as Seller

By:

Title: MARK KIRKLAND GROUP TREASURER — Christel Sahyoun Deputy Treasurer

Constellium International, as Parent Company

By:

Title: MARK KIRKLAND GROUP TREASURER — Christel Sahyoun Deputy Treasurer

Constellium Switzerland AG, as Sellers' Agent

By:

Title: MARK KIRKLAND GROUP TREASURER — Christel Sahyoun Deputy Treasurer